UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019
Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DAIO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                               □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act                                                                                                                                    □

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing third quarter 2019 results was made October 31, 2019 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.0	Press Release: Data I/O Reports Third Quarter 2019 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

October 31, 2019	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.0	Press Release: Data I/O Reports Third Quarter 2019 Results

Joel Hatlen	Darrow Associates, Inc.
Chief Operating and Financial Officer	Jordan Darrow
Data I/O Corporation 6645 185th Ave. NE, Suite 100	(512) 551-9296 jdarrow@darrowir.com
Redmond, WA 98052
(425) 881-6444

Data I/O Reports Third Quarter 2019 Results

Redmond, WA, Thursday – October 31, 2019 -- Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced data and security deployment solutions for flash, flash-memory based intelligent devices and microcontrollers, today announced financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•         Net sales of $3.8 million; bookings of $4.3 million

•         Gross margin as a percentage of sales of over 52%

•         Net loss of $(844,000) or $(0.10) per share

•         Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)*, excluding equity compensation, of $(306,000)

•         Cash & Equivalents of $15.2 million; no debt

•         Repurchased 56,000 shares to complete $2 million buyback authorized in October 2018

•         Automotive electronics, advanced programming and secure provisioning leadership

o   Automotive represented 57% of bookings year to date through 3Q19

o   Announced the new PSV2800 system with performance up to 3000 parts per hour for dedicated high-volume programming applications

o   Growth in SentriX® devices provisioned, device types supported, design wins, and sales funnel

o   Received 2019 Mexico Technology Award in the category of Device Programming for the new Job Composer Software Application

o   Key speaking engagements and presentations planned for productronica, the major biennial electronics manufacturing innovations trade show in Munich, Germany

*Adjusted EBITDA is a non-GAAP financial measure.  A reconciliation is provided in the tables of this press release.

Management Comments

Commenting on the third quarter ended September 30, 2019, Anthony Ambrose, President and CEO of Data I/O Corporation, said, “Our financial results for the period reflect the market challenges we had experienced throughout the first half of the year, which deteriorated as we entered the third quarter.  The down cycle for semiconductor programming capital equipment that began last year was exacerbated this year by geopolitical issues and international trade challenges, which has wreaked havoc on the electronics supply chain, and softened demand for automobiles.  In turn, this has reduced near term capital expenditure purchases by OEMs and programming centers, with particular impact on our primary vertical market of automotive electronics.

“In the second quarter, we adjusted our planned 2019 spending and targets.  With minimal backlog coming into the third quarter, weak July and August bookings led to an expected reduction in third quarter revenue.  Demand picked up in September and remained at that improved level through October.  Backlog at the end of the third quarter increased, due to these September orders, by approximately 20% to $1.7 million from June 30, 2019.   The balance of our financial performance in the quarter reflects the revenue in the period and steadfast execution of our business strategies that include investing in our future and continued focus on managing our costs, improving manufacturing efficiencies, and prudent allocation of capital and human resources.

“We remain committed to our core strategy of investing in our technology platforms which target two long-term growth markets in automotive electronics and IoT security.  Earlier this week, we announced the PSV2800 platform with up to 3000 parts per hour handling performance. This product is our first entry into the ultra-fast segment of the handling market, and opens new markets to Data I/O.  We see potential applications across a broad spectrum of end markets, and can make inroads into programming applications that are traditionally done at the end of the line.

“We continue to make great strides with our SentriX security deployment platform. Key performance metrics increasing in Q3 include number of customers, design wins, device types supported and sales funnel. Our customer engagements in 2019 have doubled from the same period last year. We also have been awarded numerous patents to protect our unique intellectual property, and have additional filings pending.  Based upon our encouraging results to date, we will be increasing our SentriX platform investment even as we manage spending elsewhere.

“Despite weakness in the core business, continued R&D to support new products and initiatives, and completion of the $2 million share buyback, we are pleased to have maintained a very strong balance sheet.  Cash of $15.2 million at the end of the third quarter was marginally higher from the end of the second quarter.”

Financial Results

Net sales in the third quarter of 2019 were $3.8 million, as compared with $6.5 million in the third quarter of 2018.  The year-over-year decline in sales was a result of a cyclical downtrend in the industry that began at the end of 2017 and demand impacted by international trade and geopolitical issues in 2019.

For the 2019 third quarter, gross margin as a percentage of sales was 52.6%, as compared to 63.0% in the third quarter of 2018.  The third quarter gross margin was primarily impacted by fixed costs being spread over lower revenue.

Total operating expenses in the third quarter of 2019 were $3.0 million, down from $3.7 million in the 2018 period.  Spending declined across the board with the most significant reductions due to lower variable incentive compensation accrual and stock compensation.   Most discretionary and variable expenses declined compared to the prior year period.  Data I/O continues to support its industry leading platform of programming and provisioning solutions while emphasizing ongoing expense management practices.  Research and development expenses of $1.5 million declined from $1.8 million in the prior year period but represented 40% of sales as compared with 28% of sales in the third quarter of 2018.

An operating loss of $(1.0) million for the third quarter of 2019 compares to operating income of $404,000 for the third quarter of 2018.  Net loss in the third quarter of 2019 was $(844,000), or $(0.10) per share, compared with net income of $342,000, or $0.04 per diluted share, in the third quarter of 2018.  Included in net income is foreign currency transaction gains of $226,000 for the third quarter of 2019 and $108,000 for the same period of the prior year.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) was $(566,000) in the third quarter of 2019, compared to EBITDA of $742,000 in the third quarter of 2018.  Adjusted EBITDA, excluding equity compensation, was $(306,000) in the third quarter of 2019, compared to adjusted EBITDA of $1.0 million in the third quarter of 2018.

Bookings in the third quarter of 2019 were $4.3 million, compared to $7.0 million in the third quarter of 2018 and $5.1 million in the second quarter of 2019.  Backlog at September 30, 2019 was $1.7 million, as compared with $1.4 million at June 30, 2019.

Data I/O’s financial condition remains strong with cash of $15.2 million at September 30, 2019, marginally higher from $15.2 million at June 30, 2019.  During the third quarter, approximately $244,000 was used to buyback common stock.  The $2.0 million buyback program which commenced in October 2018 has been fulfilled with a total of 404,000 shares purchased at an average cost of $4.95.  The Company had net working capital of $18.4 million at September 30, 2019, down from $19.5 million at June 30, 2019, which reflects accounts receivables collections more than offsetting the reduction in accounts payables and the cash spent on the share repurchase.   The Company continues to have no debt.

Conference Call Information

A conference call discussing the third quarter ended September 30, 2019, financial results will follow this release today at 2 p.m. Pacific Time/5 p.m. Eastern Time.  To listen to the conference call, please dial 412-902-6510.  A replay will be made available approximately one hour after the conclusion of the call.  To access the replay, please dial 412-317-0088, access code 10135554.  The conference call will also be simultaneously webcast over the Internet; visit the Webcasts and Presentations area within the Investor Relations section of the Data I/O Corporation website at www.dataio.com to access the call from the site.  This webcast will be recorded and available for replay on the Data I/O Corporation website approximately one hour after the conclusion of the conference call.

About Data I/O Corporation

Since 1972 Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronic devices. Today, our customers use Data I/O security deployment and programming solutions to reliably, securely, and cost-effectively bring innovative new products to life. These solutions are backed by a global network of Data I/O support and service professionals, ensuring success for our customers.

Learn more at dataio.com

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue, expected margins, expected savings, expected results, orders, deliveries, backlog and financial positions, as well as any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries, installations and acceptance, accrual of expenses, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and Adjusted EBITDA excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

-          tables follow   -

DATA I/O CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net Sales	$3,808	$6,533	$15,700	$21,367
Cost of goods sold	1,806	2,415	6,430	8,584
Gross margin	2,002	4,118	9,270	12,783
Operating expenses:
Research and development	1,507	1,826	4,868	5,550
Selling, general and administrative	1,535	1,888	5,338	6,239
Total operating expenses	3,042	3,714	10,206	11,789
Operating income(loss)	(1,040)	404	(936)	994
Non-operating income:
Interest income	25	10	47	26
Gain on sale of assets	-	-	60	4
Foreign currency transaction gain (loss)	226	108	191	201
Total non-operating income	251	118	298	231
Income(loss) before income taxes	(789)	522	(638)	1,225
Income tax (expense) benefit	(55)	(180)	(52)	(267)
Net income(loss)	($844)	$342	($690)	$958

Basic earnings(loss) per share	($0.10)	$0.04	($0.08)	$0.11
Diluted earnings(loss) per share	($0.10)	$0.04	($0.08)	$0.11
Weighted-average basic shares	8,217	8,439	8,259	8,361
Weighted-average diluted shares	8,217	8,507	8,259	8,516

DATA I/O CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(UNAUDITED)

	September 30, 2019	December 31, 2018

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,178	$18,343
Trade accounts receivable, net of allowance for
doubtful accounts of $48 and $75, respectively	2,406	3,771
Inventories	5,432	5,185
Other current assets	582	621
TOTAL CURRENT ASSETS	23,598	27,920

Property, plant and equipment – net	1,733	1,985
Income tax receivable	640	598
Other assets	2,108	220
TOTAL ASSETS	$28,079	$30,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$869	$1,755
Accrued compensation	1,373	2,872
Deferred revenue	1,586	1,392
Other accrued liabilities	1,308	789
Income taxes payable	49	47
TOTAL CURRENT LIABILITIES	5,185	6,855

Operating lease liabilities	1,334	-
Long-term other payables	126	511

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 8,210,884 shares as of September 30,
2019 and 8,338,628 shares as of December 31, 2018	18,490	19,254
Accumulated earnings	3,005	3,695
Accumulated other comprehensive income	(61)	408
TOTAL STOCKHOLDERS’ EQUITY	21,434	23,357
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,079	$30,723

DATA I/O CORPORATION

NON-GAAP FINANCIAL MEASURE RECONCILIATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
(in thousands)
Net Income(loss)	($844)	$342	($690)	$958
Interest (income)	(25)	(10)	(47)	(26)
Taxes	55	180	52	267
Depreciation and amortization	248	230	672	736
EBITDA earnings(loss)	($566)	$742	($13)	$1,935

Equity compensation	260	282	911	932
Adjusted EBITDA earnings(loss),
excluding equity compensation	($306)	$1,024	$898	$2,867